UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6464 185th Avenue N.E., Suite 101, Redmond, WA 98052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 881-6444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Asset Purchase Agreement

On April 29, 2011, Data I/O Corporation (the “Company”) entered into, and consummated, an Asset Purchase Agreement (the “Asset Purchase Agreement”) with The Miller Trust dated March 31, 1987 (the “Seller”), pursuant to which the Company agreed to acquire from Seller certain software technology assets (the “Technology Assets”).  The transactions contemplated by the Asset Purchase Agreement are collectively referred to in this report as the “Asset Purchase.”  As consideration for the Technology Assets, the Company agreed to:

•	Pay $2 million in cash at closing.

•
Issue 163,934 shares (approximately $1 million) of the Company’s Common Stock in a transaction exempt from the registration requirements of the U.S. Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

•	Pay royalties of 4% of directly associated revenues for a period of 5 years from closing.

Each of the parties to the Asset Purchase Agreement has made customary representations, warranties and covenants in the Asset Purchase Agreement.  The Company and Seller each agreed to indemnify the other for certain losses arising out of breaches of representations and warranties, covenants and other specified matters and each agreed to enter into a related escrow agreement.

 The Technology Assets include patents, software source code and other intellectual property.  The Seller retained a software source code license restricted to use with their hardware products. The Technology Assets were acquired in a move to strengthen Data I/O’s software technology base and expand its offerings.  The software provides fundamental technology that will be incorporated in new products currently under development and will be the basis for new offerings in the future.

There was no relationship between the Company and the Seller prior to this Asset Purchase.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information presented above under Item 1.01 is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information presented above under Item 1.01 is incorporated by reference herein. The shares of common stock issued pursuant to the Asset Purchase Agreement were issued in a private placement under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The offering of such shares was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investors in connection with the issuance.

Item 8.01	Other Events.

On May 3, 2011, The Company issued a press release relating to the Asset Purchase. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Company, the Asset Purchase and the Technology Assets. All statements other than statements of historical facts contained in this report, including statements regarding the future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “will,” “to,” “future,” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. These forward-looking statements are largely based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions relating to the proposed Asset Purchase and the relationship between the parties, including the risk that the expected benefits from the Asset Purchase may not be fully realized within the expected time frames or at all; that changes in the Company’s businesses may have an adverse impact on the Technology Assets; that the Technology Assets will not be integrated successfully with the Company’s businesses or such integration may be more difficult, time-consuming or costly than expected; and other factors, including those that are discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC.

The Company believes that all forward-looking statements are based upon reasonable assumptions when made. However, it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and, accordingly, undue reliance should not be placed on these statements. Forward-looking statements speak only as of the date when made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit
No.	Description

2.1	Asset Purchase Agreement dated April 29, 2011*

99.1	Press Release, dated May 3, 2011, relating to the Asset Purchase.

*Portions of this exhibit have been omitted based on an application for confidential treatment from the SEC. The omitted portions of these exhibits have been filed separately with the SEC.  Schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish on a supplemental basis a copy of any omitted schedules to the Securities and Exchange Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

By:	/s/ Joel S. Hatlen
Joel S. Hatlen
Chief Financial Officer

Dated: May 5, 2011

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Asset Purchase Agreement dated April 29, 2011*

99.1	Press Release, dated May 3, 2011, relating to the Asset Purchase.

*Portions of this exhibit have been omitted based on an application for confidential treatment from the SEC. The omitted portions of these exhibits have been filed separately with the SEC.  Schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish on a supplemental basis a copy of any omitted schedules to the Securities and Exchange Commission upon request.